CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43675) pertaining to the Thrift Savings Plan, the 1991 Long-Term Incentive Stock Option Plan, the 1988 Long-Term Incentive Stock Option Plan, and the 1983 Employee Stock Option Plan and in the Registration Statement (Form S-8 No. 333-04042) pertaining to the 1996 Long-Term Incentive Plan and the Employee Stock Purchase Plan, of our report dated January 24, 1997, with respect to the consolidated financial statements of Wilmington Trust Corporation and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                                             /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
March 25, 1997